SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                        American Soil Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                        AMERICAN SOIL TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF AMERICAN SOIL TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of American Soil Technologies, Inc., a Nevada corporation (the "Company"), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the "Written Consent") has been executed to be effective 20 days from the date of mailing this Information Statement to you. The Written Consent authorizes the following corporate actions:

     1. The election of five Directors for a term of one year or until their successors are duly elected and qualified;

     2. The authorization of the Company's stock option plan; and

     3. The ratification of the appointment of Epstein, Weber & Conover, PLC, Certified Public Accountants, as the Company's independent public accountants.

Because execution of the Written Consent was assured, the Company's Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, the Board of Directors of the Company has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

The Board of Directors has fixed the close of business on May 18, 2005 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about June 1, 2005 to all stockholders of record as of the Record Date. Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                        AMERICAN SOIL TECHNOLOGIES, INC.
                              12224 MONTAGUE STREET
                                PACOIMA, CA 91331

                      INFORMATION STATEMENT ON SCHEDULE 14C

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of outstanding common stock beneficially owned as of the date hereof by (i) each of our directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by us to own beneficially more than 5% of our common stock based upon 23,519,877 issued common shares.

     Name and Address                    Amount and Nature of        Percent
   of Beneficial Owners (1)              Beneficial Ownership      Ownership (2)
   ------------------------              --------------------      -------------
Carl P. Ranno                                  557,900 (3)             2.4%
Ken Lew                                        150,000 (4)               *
Neil C. Kitchen                              1,501,455 (5)             6.3%
Diana Visco                                     60,000 (6)               *
Louie Visco                                 14,581,262 (7)            52.2%
Scott Baker                                    479,818 (8)             2.0%
Johnny Dickinson                               110,000 (9)               *
All executive officers and
 directors as a group (7 persons)           17,440,435                60.8%
The Benz Group                               8,436,932 (10)           32.0%
FLD Corporation                              5,994,330 (11)           24.0%

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1.   C/O the Company's address, 12224 Montague Street, Pacoima, CA 91331 unless otherwise noted.
2. Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
3. Includes options to purchase 150,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012.
4. Includes options to purchase 150,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012.
5. Includes options to purchase 150,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012 and a debenture convertible into 50,000 shares of Common Stock expiring on February 1, 2006.
6. Consists of options to purchase 60,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012.
7. Includes securities held in the name of The Benz Group, a company in which Mr. Visco owns a majority interest; securities held in the name of FLD Corporation, a company in which Mr. Visco owns a majority interest; and options to purchase 150,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012.
8. Includes options to purchase 150,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012.
9. Includes options to purchase 60,000 shares of Common Stock at an exercise price of $0.50 expiring June 30, 2012.
10. Includes 2,763,699 shares of Preferred Stock convertible into 2,763,699 shares of Common Stock.
11.  Includes debentures convertible into 1,400,000 shares of Common Stock.

                              ELECTION OF DIRECTORS

Five Directors were elected for the ensuing year or until their successors are duly elected and qualified.

         Name                              Age
         ----                              ---
     Louie Visco                            89
     Carl P. Ranno                          65
     Ken Lew                                48
     Neil C. Kitchen                        59
     Scott Baker                            48

The consent of a majority of the voting shares of the Company was given for the election of the directors listed above.

                        DIRECTORS AND EXECUTIVE OFFICERS

CARL P. RANNO (65), Director, Chief Executive Officer, President, received a degree in Economics from Xavier University in Cincinnati, Ohio and his Juris Doctor from the University of Detroit School of Law. Mr. Ranno became a Director in September 2001 and Chief Executive Officer and President in May 2002. For the past five years, he has acted as an advisor in strategic planning, mergers and acquisitions and as a securities attorney to numerous public companies. He has served as President and CEO of public and private companies.

KEN LEW (48), Director, Chief Financial Officer, has served as a Director of the Company since 2000. He holds an M.B.A. in Business Finance, a B.A. in Cell Biology, and a B.S. in Chemistry from the University of Washington and Seattle City University. Mr. Lew has produced and edited two financial books and has written numerous technical publications dealing with chemical interactions associated with polymer and non-polymer substrates. Mr. Lew has been a business consultant since 1997.

NEIL C. KITCHEN (59), Director, Vice President, has over 20 years experience in business management in the environmental sector including management of companies involved in general engineering, toxicology, and environmental cleanup. Prior to joining Soil Wash Technologies, Inc. in 1994, he was Vice President of a publicly-held environmental cleanup company with annual sales of over 20 million. He holds a B.S. in Business Management from San Diego State University and a class "A" General Engineering license with Hazardous Material Certification from the State of California.

DIANA VISCO (47), Secretary, has worked with the Company since January 1999. Prior to that time, she worked for 21 years with the Americana Leadership College, Inc., traveling to all of its offices and conferences across the USA/Caribbean in addition to Australia, New Zealand, Canada and Europe. Ms Visco spent several years as a traveling administrator and spent her final years as International Administrator handling all aspects of finance, administration as well as marketing and promotion in addition to being assistant to the president of the company. She is the daughter of Mr. Louie Visco.

LOUIE VISCO (89), Director, has served as Chairman of the Board of the Company since 2000. He is principal owner of the Benz Group, a privately held holding company founded in 1934. Mr. Visco founded Universal By-Products, Inc., the first publicly-held solid waste company in the United States. The company was acquired by Waste Management Inc., the world's largest waste management company, in 1972. Over the past 50 years, Mr. Visco has served as Chairman of the Board of privately and publicly held companies.

SCOTT BAKER (48), Director, has practiced law in Arizona for the past 19 years. He graduated from the University of Arizona with a B.S. in business in 1978 and obtained his J.D. from the University of Arizona in 1981. As a general practitioner, he has appeared before the U.S. District Tax Court and the U.S. District Court.

JOHNNY DICKINSON (64), Vice President Marketing, prior to joining the Company, Mr. Dickinson served for more than 30 years at John Deere, most recently as Division Manager of Worldwide Marketing for the past ten years. He received his B.A. degree in Finance and Marketing from Eastern New Mexico University.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees of the Board of Directors.

The Board of Directors held 2 meetings in 2004. All Directors attended 100% of the meetings of the Board of Directors.

COMPENSATION OF DIRECTORS

The Company's directors will be reimbursed for any out-of-pocket expenses incurred by them for attendance at meetings of the Board of Directors or committees thereof.

                             EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION

All decisions regarding compensation for the Company's executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION TABLE

Set forth below is a summary of compensation for the Company's officers for the fiscal year ended December 31, 2004, the six months ended December 31, 2003 and for the fiscal years June 30, 2003 and 2002. There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.

                                        ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                 --------------------------------   ---------------------------------------
                                                                              Awards              Payouts
                                                                   --------------------------     -------
                                                        Other
                                                        Annual     Restricted     Securities                   All Other
                                                        Compen-      Stock        Underlying        LTIP       Compen-
                        Year     Salary($)    Bonus($)  sation($)   Awards($)   Options/SARs(#)   Payouts($)   sation($)
                        ----     ---------    --------  ---------   ---------   ---------------   ----------   ---------
Carl P. Ranno, CEO,
President (1)           2004      $120,000      $0         $0       $     0              0           $0            $0
                        2003 (2)  $ 60,000      $0         $0       $     0              0           $0            $0
                        2003      $120,000      $0         $0       $     0        150,000           $0            $0
                        2002      $ 58,200      $0         $0       $ 2,050              0           $0            $0
Ken Lew, CFO (3)        2004      $ 52,000      $0         $0       $     0              0           $0            $0
                        2003 (2)  $ 26,000      $0         $0       $     0              0           $0            $0
                        2003      $ 23,000      $0         $0       $     0        150,000           $0            $0
                        2002      $      0      $0         $0       $11,400              0           $0            $0
Neil C. Kitchen,
Vice President (4)      2004      $ 79,484      $0         $0       $     0              0           $0            $0
                        2003 (2)  $ 39,742      $0         $0       $     0              0           $0            $0
                        2003      $ 79,484      $0         $0       $     0        150,000           $0            $0
                        2002      $ 79,484      $0         $0       $     0              0           $0            $0
Diana Visco,
Secretary (5)           2004      $ 52,000      $0         $0       $     0              0           $0            $0
                        2003 (2)  $ 26,000      $0         $0       $     0              0           $0            $0
                        2003      $ 44,858      $0         $0       $     0         60,000           $0            $0
                        2002      $ 39,264      $0         $0       $     0              0           $0            $0
Johnny Dickinson, VP
-Marketing (6)          2004      $ 63,385      $0         $0       $     0              0           $0            $0
                        2003 (2)  $ 26,000      $0         $0       $     0              0           $0            $0
                        2003      $ 52,000      $0         $0       $     0         60,000           $0            $0
                        2002      $ 32,600      $0         $0       $     0              0           $0            $0

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1.   Appointed Chief Executive Officer and President on May 2, 2002.
2.   Compensation for the six months ended December 31, 2003.
3. Secretary from 2000 through May 1, 2002 and appointed Chief Financial Officer on May 2, 2002.
4. President from July 2000 through May 1, 2002 and appointed Vice President on May 2, 2002.
5.   Appointed Secretary on May 2, 2002.
6.   Appointed Vice President -Marketing in September 2002.

EMPLOYMENT AND RELATED AGREEMENTS

The Company has no employment or related agreements.

COMPENSATION OF DIRECTORS

Directors of the Company do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending directors' meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Neil C. Kitchen, a Director and Vice President, has a $20,000 debenture with the Company which is convertible at $0.50 per share with interest at 8%, maturing in the first calendar quarter of 2006.

Louie Visco, Director, is an owner and director of FLD Corporation, the holder of 4,594,330 shares of common stock and two $250,000 and one $200,000 debentures convertible at $0.50 per share with interest at 8%, maturing in the first calendar quarter of 2006 and February 1, 2007 respectively.

Louie Visco, Director, is an owner and director of Benz Group, the holder of 4,594,330 shares of Common Stock and 2,763,699 shares of Preferred Stock convertible into 2,763,699 shares of Common Stock.

Since April 1, 2004, the Company has occupied space at 12224 Montague Street, Pacoima, California, 91331. The space is leased from the Customized Box Company, which is 49% owned by Louie Visco, Director of the Company.

The holders of two $25,000 convertible debentures and a $235,056 convertible debenture are personally related to Louis Visco, Director of the Company.

                      2005 STOCK OPTION/STOCK ISSUANCE PLAN

A 2005 Stock Option/Stock Issuance Plan (the "2005 Plan") was authorized by the majority shareholders. Following is a description of the 2005 Plan.

GENERAL

On January 31, 2005, our Board of Directors adopted our 2005 Stock Option/Stock Issuance Plan (the "2005 Plan") and directed that it be presented to the stockholders for their approval and adoption.

The 2005 Plan provides for the issuance of up to 10,000,000 shares of common stock to our directors, officers, employees and consultants in the form of stock options and shares of common stock.

Our Board of Directors will initially administer the 2005 Plan, except that the Board may, at its discretion, establish a committee comprised of two or more members of the Board or two or more other persons to administer the 2005 Plan (the "Plan Administrator").

The 2005 Plan has two separate components: the option grant program and the stock issuance program. To date, no shares of common stock or stock options have been issued pursuant to the 2005 Plan.

OPTION GRANT PROGRAM

Incentive stock options (those stock options that qualify under Section 422 of the Internal Revenue Code of 1986 ("the "Code")) may be granted to any individual who is, at the time of the grant, our employee. Non-qualified stock options (those options that do not qualify under Section 422 of the Code) may be granted to employees and other people, including our directors and officers.

Grants under the option grant program may be structured as installment options which become exercisable for vested shares over the optionee's period of service or as immediately exercisable options for unvested shares which will be subject to repurchase by us, at the option exercise price paid per share, upon the optionee's termination of service prior to vesting in those shares. All option grants must have an exercise price not less than 100% of the fair market value of the option shares on the grant date.

Each option is to have a maximum term of ten years, subject to earlier termination in the event the optionee leaves our service. The optionee will have up to a three month period following termination of service (for reasons other than death or disability) in which to exercise the option. This period will be extended to 12 months if the optionee's service terminates by reason of disability, and in the event of the optionee's death, the personal representative of the optionee's estate (or the person inheriting the option) will have up to a 12 month period following the optionee's death in which to exercise the option.

To exercise the option, the optionee must execute a stock purchase agreement and pay the exercise price for the purchased shares. Payment is to be made in cash; however, the Plan Administrator may also permit the optionee to deliver a full-recourse interest-bearing promissory note for the purchased shares payable in one or more installments. Provided that our shares remain publicly traded, the exercise price may be paid in shares of common stock or, alternatively, through the optionee's participation in a same-day sale program. Under such program, the option shares are sold immediately following the exercise of the option, and a portion of the sale proceeds is applied to the payment of the exercise price and all applicable withholding taxes.

In the event we are acquired by merger or asset sale, the option shares will immediately vest, and the option may be exercised for any or all of those vested shares prior to the effective date of such acquisition. However, such accelerated vesting will not occur if our repurchase rights with respect to the unvested option shares are assigned to the acquiring entity. The Plan Administrator will have the discretion to structure one or more option grants under the Plan so that the shares subject to those options will immediately vest in the event the optionee's service is involuntarily terminated within 18 months following an acquisition in which our repurchase rights are so assigned, and the optionee would then have a one-year period to exercise the accelerated options for fully-vested shares. It is anticipated that this special vesting acceleration provision would be made available only on a limited case-by-case basis.

The stock purchase agreement will provide us with the right to repurchase, at the original exercise price paid per share, any unvested shares held by the optionee at the time of his or her termination of service. The applicable vesting schedule will be set forth in the Notice of Grant. Full and immediate vesting of all the option shares will occur upon an acquisition by merger or asset sale, unless the repurchase right applicable to those shares is assigned to the successor company. One or more repurchase rights outstanding under the

Plan may be structured so that those rights will subsequently lapse (and the option shares will immediately vest) upon an involuntary termination of the optionee's service within 18 months following the effective date of an acquisition in which the repurchase rights are assigned to the successor company.

STOCK ISSUANCE PROGRAM

Shares of common stock may be issued to employees and other people, including our directors and officers.

The stock issuance program allows eligible persons to purchase shares of common stock at fair market value or at a discount of up to 15% of fair market value. The shares may be fully vested when issued or may vest over time as the recipient provides services or as specified performance objectives are attained. In addition, shares of common stock may be issued as bonus awards in recognition of services rendered, without any cash outlay required of the recipient.

The stock issuance component is structured as a stock purchase transaction, with the purchase price for the shares to be paid in cash or by promissory note at the time of issuance of the shares. The same repurchase rights summarized above for the "Stock Purchase Agreement" under the option grant program will apply to the purchased shares, namely, our right to repurchase, at the original purchase price, any unvested shares held by the participant at the time of his or her termination of service.

It is anticipated that any issued shares will vest either immediately or in a series of installments over the participant's period of service. Full and immediate vesting of all the shares will occur upon an acquisition by merger or asset sale, unless the repurchase right applicable to those shares is assigned to the successor company. The assigned repurchase rights may be structured so that they will subsequently lapse (and the shares will immediately vest) upon an involuntary termination of the participant's service within 18 months following the effective date of the acquisition.

As of the date hereof, no options have been issued pursuant to the 2005 Plan.

                         RATIFICATION OF APPOINTMENT OF
                      INDEPENDENT AUDITORS FOR FISCAL 2005

The majority shareholders have ratified the appointment of Epstein, Weber & Conover, PLC, Certified Public Accountants, as the Company's independent auditor for the fiscal year ending December 31, 2005. Epstein, Weber & Conover, PLC, Certified Public Accountants, has been the independent auditor for the Company for the six months ended December 31, 2003 and the fiscal year ended December 31, 2004 and has no financial interest, either direct or indirect, in the Company.

The following table presents fees for the professional audit services rendered Epstein, Weber & Conover, PLC, Certified Public Accountants, for the audit of the Company's annual financial statements for fiscal 2004, and fees billed for other services rendered by Epstein, Weber & Conover, PLC, Certified Public Accountants, for fiscal 2004.

     Audit fees                   $24,625
     All other fees               $ 4,625
     Total fees                   $29,250

The entry for "All other fees" in the table above consists of $4,625 for tax compliance, tax advice, and tax planning.

             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2006

The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2006 annual meeting of stockholders is expected to be held on or about May 15, 2006, and proxy materials in connection with that meeting are expected to be mailed on or about April 15, 2006. Proposals of stockholders of the Company that are intended to be presented at the Company's 2006 annual meeting must be received by the Company no later than February 15, 2006, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the 2004 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than 10% beneficial owners were complied with.

                                  ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement, including the financial statements that are part of our Annual Report. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, and Quarterly Report on Form 10-QSB for the period ended March 31, 2005 are each incorporated by reference into this Information Statement. Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Report may be obtained without charge upon written request to Carl P. Ranno, American Soil Technologies, Inc., 12224 Montague Street, Pacoima, CA 91331 or on the Internet at www.sec.gov from the SEC's EDGAR database.

By Order of the Board of Directors


    /s/ Carl P. Ranno
    --------------------------------
By: Carl P. Ranno, President